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                                                                    EXHIBIT 10.5


                                    SPR INC.

                          EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE. SPR INC. (the "Company") hereby establishes the SPR Inc. Employee Stock Purchase Plan (the "Plan") to provide employees of the Company and its subsidiaries an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of that section of the Code.

         2.      DEFINITIONS.

                 (a) "BOARD" shall mean the Board of Directors of the Company.

                 (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 (c) "COMMITTEE" shall mean the Compensation Committee of the Board.

                 (d) "COMMON STOCK" shall mean the Common Stock of the Company.

                 (e)      "COMPANY" shall mean SPR Inc., a Delaware
Corporation.

                 (f) "COMPENSATION" shall mean all gross earnings, including earnings from commissions, bonuses and overtime.

                 (g) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean continued employment without any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period not exceeding 90 days, or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                 (h) "EMPLOYEE" shall mean any person, including an officer, whose customary employment with the Company or any subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year.

                 (i) "ENROLLMENT DATE" shall mean the first day of each Offering Period.

                 (j) "EXERCISE DATE" shall mean the last working day of the Exercise Period.

                 (k) "EXERCISE PERIOD" shall mean each six month period commencing January 1 and July 1.
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                 (l)      "FAIR MARKET VALUE" shall mean an amount equal to the
fair market value of the Common Stock as determined by the Board in its judgment, or, if there is at sometime hereafter a public market for the Common Stock, the mean of the closing bid and asked quotations for a share of Common Stock in the over-the-counter market as of the date for which such value is being determined, as reported by the National Association of Securities
Dealers, Inc. or, in the event that the Common Stock is listed on The Nasdaq National Market or any exchange, the closing price on such exchange on that date or, if there were no sales on that date, the mean of the bid and asked prices for Common Stock on that exchange at the close of business on that date.

                 (m) "OFFERING PERIOD" shall mean a period of six (6) months during which Options are granted pursuant to the Plan.

                 (n) "OPTION" shall mean an option granted under the Plan which entitles an Employee to purchase shares of Common Stock.

                 (o) "PARTICIPANT" shall mean an Employee who elects to participate in the Plan.

                 (p)      "PLAN" shall mean this Employee Stock Purchase Plan.

                 (q) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 80% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.      ELIGIBILITY.

                 (a) Any Employee who is employed by the Company or a Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

                 (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.


         4. OFFERING PERIODS. Except as provided in the second sentence of this Section 4 the Plan shall be implemented by consecutive Offering Periods with a new Offering Period






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commencing on the first working day on or after each January 1 and July 1 and ending on the last working day of such Offering Period. The first Offering Period hereunder shall commence on the first date of the offering to the public of shares of Common Stock under the Company's First Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "S-1 Registration Statement") and shall end on the last day of June 1997. Subject to the stockholder approval requirements of Section 22, the Committee shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.


         5.      PARTICIPATION.


                 (a) An eligible Employee may become a Participant in the Plan by completing an enrollment form and, if the Participant's contributions to the Plan are made by payroll deductions, a payroll deduction authorization form and filing such forms with the Company at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the forms is set by the Committee for all eligible Employees with respect to a given Offering Period.



                 (b) Payroll deductions for a Participant who elect to contribute by payroll deduction shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated as provided in
Section 11. Lump sum cash contributions made by a Participant must be made by the last payroll date in the Offering Period for which the payment is made.



      6. PARTICIPANT CONTRIBUTIONS. Participant contributions may be made by payroll deductions or by a lump sum cash payment.



                 (a) At the time a Participant files his or her payroll deduction authorization form, the Participant shall elect to have payroll deductions made on each payday during the Offering Period. All Participant payroll deduction contributions and lump sum cash contributions are subject to such dollar or percentage limitations during an Offering Period as the Company shall determine prior to such Offering Period provided, however, that the aggregate of such Participant contributions during the Offering Period shall not exceed twenty percent (20%) of the Participant's aggregate Compensation during said Offering Period and not be less than Fifty Dollars ($50.00) per payroll period or, in the case of lump sum cash payments, One Thousand Dollars ($1,000.00) for the Offering Period.



                 (b) All payroll deductions made for a Participant and all lump sum cash contributions made by a Participant shall be credited to his or her payroll deduction account under the Plan (the "Payroll Deduction Account"). No interest shall accrue on a Participant's contributions deposited in the Participant's Payroll Deduction Account.



                 (c) A Participant may discontinue participation in the Plan as provided in Section 10 but may not decrease or increase the rate or amount of his or her payroll deductions during an Offering Period. A Participant may change the rate or amount of his or her payroll deductions before the Enrollment Date for any Offering Period by completing or filing with the Company a payroll authorization form changing the rate or amount of payroll deductions. The change in rate or amount shall be effective with the first full payroll period to occur during such Offering Period. Subject to the limitations of Section 6(a), a Participant's payroll authorization form shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 11.






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                 (d)      Notwithstanding the foregoing, to the extent
necessary to comply with Section 423(b)(3) of the Code and Section 3(b) herein, a Participant's contributions may be decreased or ended, during any calendar year in which the total of accumulated contributions equal Twenty-Five Thousand Dollars ($25,000). Payroll deductions shall recommence at the rate provided in such Participant's payroll deduction authorization form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in
Section 11.



         7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an Option to purchase on each Exercise Date during such Offering Period up to a number of shares of Common Stock determined by dividing such Participant's contributions accumulated prior to such Exercise Date and retained in the Participant's Payroll Deduction Account as of the Exercise Date by a price equal to the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date and
(ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however, that for the purpose of the first Offering Period the purchase price shall be an amount equal to the lesser of (i) eighty-five percent (85%) of the offering price per share of Common Stock to the public pursuant to the S-1 Registration Statement and (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common stock on the Exercise Date; provided further that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the Option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 11, and shall expire on the last day of the Offering Period.



         8. EXERCISE OF OPTION. The Company will give each Participant notice of each Exercise Date thirty (30) days prior to such Exercise Date. Unless a Participant withdraws from the Plan as provided in Section 11 his or her Option for the purchase of shares will be exercised automatically on the last working day of the Offering Period, and the maximum number of full shares subject to Option shall be purchased for such Participant at the applicable Option price with the accumulated contributions in his or her Payroll Deduction Account. Any amount remaining in the Participant's Payroll Deduction Account after an Exercise Date shall be held in the account until the next Exercise Date of the Offering Period, unless the Offering Period has been oversubscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the Participant. During a Participant's lifetime, a Participant's Option to purchase shares hereunder is exercisable only by him or her.



      9. BROKERAGE ACCOUNTS OR PLAN SHARE ACCOUNTS. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan shall be held in the Participant's brokerage or Plan share account (the "Plan Share Account") in his or her name, or if the Participant so indicates on his or her payroll deduction authorization form, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may request that such shares of Common Stock be held in his or her name as tenant in common with a member of the Participant's family, without right of survivorship.



      10. CERTIFICATES. Certificates for shares of Common Stock purchased under the Plan will not be issued automatically. However, certificates for whole shares of Common Stock shall be issued as soon as practicable following a Participant's written request. The Company may make a reasonable charge for the issuance of such certificates. Fractional interests in shares of Common Stock shall be carried forward in a Participant's Plan Share Account until they equal one whole share of Common Stock or until the termination of the Participant's participation in the Plan, in which event an amount equal to the value of such fractional interest shall be paid to the Participant in cash.






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      11.  WITHDRAWAL; TERMINATION OF EMPLOYMENT



                 (a) A Participant may withdraw all but not less than all the contributions credited to his or her Payroll Deduction Account and not yet used to exercise his or her Option under the Plan at any time by giving written notice to the Company. All of the Participant's contributions credited to his or her Payroll Deduction Account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's Option for the Offering Period will be automatically terminated, and no further contributions for the purchase of shares may be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new payroll deduction authorization form.



                 (b) Upon termination of the Participant's Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the contributions credited to such Participant's Payroll Deduction Account during the Offering Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant's Option will be automatically terminated, provided however, that, in the event of the Participant's death, the Option may be exercised by his or her beneficiary designated under Section 14.



                 (c) In the event an Employee fails to remain in Continuous Status as Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the contributions credited to his or her Payroll Deduction Account will be returned to such Participant and such Participant's Option terminated.


                 (d) A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

         12.     STOCK.

                 (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be Five Hundred Thousand (500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If on a given Exercise Date the number of shares with respect to which Options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.


                 (b) The Participant will have no interest or voting right in shares of Common Stock covered by his or her Option until such Option has been exercised and payment for such shares has been completed on the Exercise Date. A Participant shall have no right to vote any fractional interest in a share of Common Stock credited to his or her Plan Share Account.







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         13.     ADMINISTRATION.  The Plan shall be administered by the
Committee. The administration, interpretation or application of the Committee shall be final, conclusive and binding upon all Participants. Notwithstanding the provisions of the immediately preceding sentence, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3"), provides specific requirements for the Administrators of plans of this type, the Plan shall only be administered by such body and in such a manner shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan sahll be afforded to any person other than a "Non-Employee Director" as that term is defined in Rule 16b-3.



         14.     DESIGNATION OF BENEFICIARY.

                 (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's Payroll Deduction Account and Plan Share Account if such Participant dies after an Exercise Date on which the Option is exercised but before receiving his or her Common Stoch and cash. In addition, a Participant's Payroll Deduction Account or exercise the Option on behalf of the Participant in the event of such Participant's death prior to exercise of the Option.



                 (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other persons as the Company may designate.



         15. TRANSFERABILITY. Neither payroll deductions credited to a Participant's Payroll Deduction Account, nor any rights regarding an Option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11. An Option may be exercised only by the Participant during his or her lifetime, or, in the event of the Participant's death, by his or her estate or the person who acquires the right to exercise such Option by bequest or inheritance, pursuant to Sections 11(b) and 14.




         16. USE OF FUNDS. All Participant contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall be not be obligated to segregate such contributions.




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         17.     REPORTS.  Individual Payroll Deduction Accounts and Plan
Share Accounts will be maintained for each Participant in the Plan. Statements of such accounts will be given to Participants as soon as practical following each Exercise Date, which statements will set forth the amounts of the Participant's contributions, per share purchase price, the number of shares of Common Stock purchased and the remaining cash balance, if any.


         18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each Option may be appropriately adjusted as the Committee may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 18 shall be made according to the sole discretion of the Committee, and its decision shall be binding and conclusive.

         19. DISSOLUTION, MERGER AND CONSOLIDATION. Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Committee shall give at least 30 days' prior written notice of such event to each Participant during which time he or she shall have a right to exercise his or her wholly or partially unexercised Option and, subject to prior expiration pursuant to Section 6(b) or (c), each Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

         20. AMENDMENT OR TERMINATION. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18, no amendment or termination shall be made which would impair the rights of any Participant under any outstanding Option, without his or her consent. In addition to the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any other successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

         21. NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered (a) to the Company on the date it is personally delivered to the Secretary of the Company at its principal executive offices or three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and (b) to an optionee on the date it is personally delivered to him or her or three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Subsidiary.





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         22.     STOCKHOLDER APPROVAL.  The Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the degree and manner required under the Delaware General Corporation Law.

         23. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         24. TERM OF PLAN. The Plan shall become effective upon its approval by the stockholders of the Company as described in Section 22. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

         25.     MISCELLANEOUS.

                 (a) Legal and Other Requirements. The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.


                 (b) Withholding Taxes. Upon the exercise of any Option under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to crediting such Participant's Plan Share Account with the shares of Common stock purchased upon the exercise of such Option or the delivery of any certificate or certificates for such shares of Common Stock.


                 (c) Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such employee.


                 (d) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the State of Delaware, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.






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